EXHIBIT 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

TWELFTH AMENDMENT TO LEASE
This Twelfth Amendment to Lease (“Amendment”) is executed as of August 31st, 2023, but effective as of August 30, 2023, between ZORRO TROY LLC, a Michigan limited liability company (“Landlord”), and ROCKET MORTGAGE, LLC, a Michigan limited liability company (“Tenant”).
RECITALS:
A.Landlord and Tenant are parties to that certain Lease dated July 6, 2004 (the “Original Lease”, as assigned and amended, including by the below-referenced Tenth Amendment, the “Lease”) for those certain premises designated as Suites 110 and 120 (“Premises”), consisting of approximately 15,313 rentable square feet of floor area in the building located at 800 Tower Drive, Troy, Michigan (“Building”).
B.Pursuant to the terms of that certain Tenth Amendment to Lease dated May 18, 2015 (the “Tenth Amendment”), Tenant has the right to extend the term of the Lease for two (2) periods of five (5) years each (as defined therein, the First Renewal Option and Second Renewal Option).
C.Tenant timely exercised its right to renew the term of the Lease for the First Renewal Option by written notice to Landlord dated February 23, 2023, and the parties desire to document such exercise.
D.Tenant previously entered into a Colocation Agreement dated December 20, 2019 but effective as of October 1, 2019 (the “Existing Colocation Agreement”) with Rocket Fiber LLC, a Michigan limited liability company (“RF”), with respect to a portion of the Premises. The Existing Colocation Agreement is scheduled to expire on August 31, 2023.
E.On or about the date hereof, Tenant and RF’s affiliate, Everstream GLC Holding Company LLC, a Delaware limited liability company (“Everstream”), are entering into a new service order (the “Service Order”) for the same premises that are subject to the Existing Colocation Agreement, pursuant to the terms of a Colocation Facilities Agreement by and between Tenant and Everstream dated November 1, 2021 (the “CFA”). A copy of the Service Order is attached hereto as Exhibit A, and a copy of the CFA is attached hereto as Exhibit B.
F.Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.
AGREEMENTS:
For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is amended as follows:
1.Recitals. The recital clauses set forth above are incorporated by reference in this Amendment.
2.Extension of Term. The term of the Lease is hereby extended such that it expires at 5:00 p.m., Troy, Michigan time, on August 31, 2028, rather than August 31, 2023, on the same terms and conditions of the Lease, as modified by this Amendment.

3.Base Rent. Beginning September 1, 2023, the monthly Base Rent shall be the following amounts for the following periods of time:

Period	$/RSF	Monthly
9/1/2023 – 8/31/2024	$[***]	$[***]
9/1/2024 – 8/31/2025	$[***]	$[***]
9/1/2025 – 8/31/2026	$[***]	$[***]
9/1/2026 – 8/31/2027	$[***]	$[***]
9/1/2027 – 8/31/2028	$[***]	$[***]

4.Additional Rent. Tenant shall continue to pay all other rentals under the Lease in accordance with the terms thereof.
5.Approval of Service Order and CFA. Landlord hereby approves of the subleasing or licensing of floor area of the Premises to Everstream pursuant to the terms of the CFA and the Service Order. The Service Order is subordinate to all of the terms and conditions of the Lease, as amended by this Amendment. Such subleasing or licensing does not in any event release or discharge Tenant of or from any liability, whether past, present, or future under the Lease. The foregoing approval does not limit Landlord’s rights with respect to any further assignment or subleasing of the Premises.
6.Notices.
(a)    Tenant’s address for notice as set forth in Section 1(m) of the Original Lease is hereby deleted in its entirety and amended to be:
Rocket Mortgage, LLC
1050 Woodward Avenue
Detroit, MI 48226
Attention: General Counsel

with a copy to:

Rock Central LLC
1050 Woodward Avenue
Detroit, MI 48226
Attention: Legal-Real Estate

(b)    Landlord’s address for notice as set forth in the Lease, including, without limitation, in Section 1(n) of the Original Lease, is hereby deleted in its entirety and amended to be:

Zorro Troy LLC
4 Brighton Road; STE 200
Clifton NJ 07012
Attention: Eli Fleischman

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With a copy to:

Zorro Troy LLC
c/o Friedman Real Estate Management
34975 W. Twelve Mile Road
Farmington Hills, Michigan 48331
Attention: Property Manager (800 Tower, Troy)

7.Payment of Rent. The address for payment of rentals set forth below shall supersede and replace any addresses for payment of rentals set forth in the Lease:
Wire Instructions:

First Republic Bank
111 Pine Street
San Francisco, CA 94111
ABA Number: [***]
Account Number: [***]
Account Name: Zorro Troy LLC

Mailing Instructions:

Zorro Troy LLC
P.O. Box 83165
Woburn, MA 01813-3165

8.Condition of Premises. Tenant hereby accepts the Premises in their “AS-IS” condition (subject to Landlord’s ongoing repair, maintenance, service, and legal compliance obligations under the Lease), and Landlord shall have no obligation for any construction or finish-out allowance or providing to Tenant any other tenant inducement.
9.Prior Expansion / Renewal / Termination Options. Except with respect to the right to renew the Lease for the Second Renewal Option in accordance with the terms of the Tenth Amendment and Tenant’s right to terminate the Lease as provided in Sections 11(a)(iii), 14, and 15 of the Original Lease, Landlord and Tenant hereby acknowledge and agree that any and all prior rights or options of Tenant granted under the Lease to expand the Premises, contract the Premises, renew the term of the Lease, terminate the Lease, or any right of first offer or refusal are hereby deleted in their entirety and are of no further force or effect.
10.Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.
11.Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive
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Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto. Tenant shall defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorneys’ fees and costs) incurred by Landlord arising from or related to any breach of the foregoing representation and warranty. These indemnity obligations shall survive the expiration or earlier termination of the Lease.
12.Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, and to the best of Tenant’s knowledge, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.
13.Limitation on Recourse. Tenant specifically agrees to look solely to Landlord’s interest in (a) the Development, and (b) the ground lease between Landlord and the fee owner of the Development for the recovery of any monetary judgments from Landlord. It is agreed that Landlord (and its agents, shareholders, venturers, and partners, and their shareholders, venturers, and partners and all of their officers, directors, and employees) will not be personally liable for any such monetary judgments.
14.Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.
15.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. Electronic signatures of Landlord or Tenant shall be deemed their original signatures for all purposes hereunder. As used herein, electronic signatures shall have the meaning set forth in Section 2(8) of the Uniform Electronic Transactions Act (1999) (“UETA”). Landlord and Tenant acknowledge that electronic signatures made by either party hereto shall be binding and enforceable pursuant to the Global and National Commerce Act, Title 15, United States Code, Sections 7001 et. seq., the UETA, and any applicable state laws.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW]

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[SIGNATURE PAGE TO TWELFTH AMENDMENT TO LEASE BY AND BETWEEN ZORRO TROY LLC AND ROCKET MORTGAGE, LLC]

Executed as of the date first written above.

LANDLORD:	ZORRO TROY LLC,
a Michigan limited liability company

By: /s/ Eli Fleischman

Name: Eli Fleischman

Title: Authorized Signatory

TENANT:	ROCKET MORTGAGE, LLC,
a Michigan limited liability company

By: /s/ Amy Bishop

Name: Amy Bishop

Title: Executive Vice President and General Counsel

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EXHIBIT A

SERVICE ORDER

[see attached]
Exhibit A – 1

SERVICE ORDER

    No. 2
This Service Order is issued pursuant to the existing Colocation Facilities Agreement dated November 1, 2021 (“CFA”) by and between Rocket Mortgage, LLC (“Provider”) and the Customer indicated below. This Service Order is effective as of the date of Provider’s signature hereto.

Customer Name:	Everstream GLC Holding Company LLC	Billing Contact:	Accounts Payable
Billing Address:	1228 Field Avenue, Suite 250 Cleveland, Ohio 44115	Billing Email:	[***]
		Billing Phone:	[***]
Contact Name:	[***]	Technical Contact:	[***]
Contact Phone:	[***]	Technical Email:	[***]

Description of Services	Quantity	Unit Cost	Subtotal of MRC	Subtotal of NRC
Infrastructure Monthly Power Commit (kW)	N/A	[***]	0	0
Cabinets	3	[***]	[***]	0
Installation of Primary Power Circuit	N/A	0	0	0
Installation of Failover Power Circuit	N/A	0	0	0

Installation Comments:

Service Commitment Period: 14 Months	Summary of Charges
Service Commencement: September 1, 2023 Expiration Date: October 31, 2024	Non-Recurring Charges (NRC)	[***] (see Billing Schedule below)
	Monthly Recurring Charges (MRC)	[***]
	Security Deposit	0
	Total Due at Signing	[***]

Billing Schedule	Minimum MRC	Minimum NRC
Month 1-14: [***]	N/A	0

Important Notes
Note 1: Provisioned circuit power is included up to 100% of the Monthly Committed Power amount. If at any time provisioned power exceeds 100% of the Monthly Committed Power MRC, the Monthly Committed Power MRC shall be adjusted proportionally to maintain a maximum of 100% of provisioned circuit power.
Note 2: Provider and Customer, or their predecessors-in-interest, are parties to that certain Colocation Agreement, which was effective as of October 1, 2019 (the “2019 Data Center Agreement”). Provider and Customer acknowledge that: (i) the 2019 Data Center Agreement is not being renewed, thereby expiring effective as of August 31, 2023. This Service Order is being executed in lieu of a renewal of the 2019 Data Center Agreement.
Note 3: A default under the 2019 Data Center Agreement (including a default occurring after the expiration or termination of such agreements) shall also be a default under this Service Order and the CFA.
Note 4: Customer may request cross-connects at any time during the Service Commitment Period in accordance with Exhibit A attached hereto. Provider reserves the right to perform a one-time adjustment to the rates listed in Exhibit A following completion of the first twelve (12) months of the Service Commitment Period. Such rate adjustments shall not exceed [***].
Note 5: Notwithstanding anything to the contrary provided herein, this Service Order is subordinate to, and shall automatically terminate upon, the termination of Provider’s underlying lease of the demised premises located 800 Tower Drive, Troy, Michigan 48098, and in the same of such termination, Customer shall not have the right to extend the Service Commitment Period for any reason.
The term “Premises” means the racks numbered P23, O23, N23 and a portion of the rack numbered G15 at the colocation facility located at 800 Tower Drive, Troy, Michigan 48098 as depicted in blue on Exhibit B attached hereto.
WHEREFORE, intending to be bound, the parties have executed this Service Order as of the dates set forth below.

PROVIDER	CUSTOMER
Rocket Mortgage, LLC, a Michigan limited liability company, successor-by-conversion to Quicken Loans Inc.	Everstream GLC Holding Company LLC, a Delaware limited liability company, successor-in-interest to Rocket Fiber LLC
Signature:/s/ Amy Bishop	Signature:/s/ Charles Girt
Name: Amy Bishop	Name: Charles Girt
Title: Executive Vice President	Title: Chief Technology Officer
Date: 8/30/2023	Date: 8/28/2023

Exhibit A
CROSS CONNECT REQUEST FORM

Cross Connection Type	MRC (Monthly)	NRC (Install)
POTS
T1 / DS1 (2 pair)
Fiber Ethernet (10/100Meg or 1Gig)
Copper Ethernet (10/100Meg or 1Gig)
DS-3
00-3
00-12

PRICES SUBJECT TO CHANGE. For additional cross connect prices, including 10Gig, please contact your account manager.
*Fiber cross connects are 2 strand Singlemode duplex jumpers with LC UPC connectors. Additional fiber strands, special fiber requests, and special conditions will be assessed a higher MRC and NRC.

Exhibit B
[See Attached]

EXHIBIT B

CFA

[see attached]

COLOCATION FACILITIES AGREEMENT
This Colocation Facilities Agreement is made by and between Provider and the customer (or customer’s Affiliate(s) [as defined below] who enter into a Service Order with Provider) indicated in the signature blocks below (“Customer”). This Colocation Facilities Agreement is effective as of the date of Provider’s signature below (the “Effective Date”); provided that neither party shall be bound until both parties have signed.
1.Colocation Facilities.
1.1Definitions. “Agreement” means a collective reference to this Colocation Facilities Agreement, the Exhibits hereto and the Rules and Regulations (the “Rules”). “Colocation Space” means a collective reference to the colocation space described on a Service Order together with associated power, cooling and other services to be provided by Provider pursuant to a Service Order (exclusive of Carrier Services). “Carrier Services” means a collective reference to internet, transport and other services provided by one or more third-party telecommunications carriers (each a “Carrier”) to Customer through Provider or procured directly by Customer. “Customer Equipment” means the computer equipment, software, hardware and other materials placed by or for Customer in the Colocation Space, other than Provider equipment. Capitalized terms not defined herein have the meaning provided in the applicable Service Order. “Affiliate” means, any entity that Customer directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such entity, provided that for assignment or sublicensing purposes an Affiliate may not be a competitor of Provider. For the purposes of this definition, “control” shall mean the possession, directly or indirectly, of more than fifty percent (50%) of the equity securities or equity interests in such entity or the power to direct or cause the direction of the management and policies of such entity (whether through ownership of securities, partnership interests or other ownership interests, by contract, or otherwise). The term “Premises” shall be defined in the applicable Service Order.
1.2Service Orders. From time to time, the parties may execute Service Orders that reference this Agreement and this Agreement is hereby incorporated into such Service Orders. This Agreement shall govern over any inconsistent terms and conditions contained in a Service Order. For clarity, each Service Order is a separate and distinct agreement between Provider and Customer. Any Affiliate will be entitled to purchase services under this Agreement by entering into a Service Order with Provider, and any such Service Order shall be deemed to be a two party agreement between Provider and such Affiliate, provided however that such Affiliate is not a potential competitor of Provider. Any Affiliate executing a Service Order with Provider shall be deemed to be “Customer” solely for purposes of such Service Order.
1.3Commencement of License. The Colocation Space commencement date (the “Commencement Date”) shall be the earlier of: (i) the date Provider makes the Colocation Space available to Customer; or (ii) the date Customer places any Customer Equipment in the Colocation Space. The Commencement Date for Carrier Services shall be the date on which the applicable Carrier makes the Carrier Services available to Customer.
2.Colocation Space.
2.1License Grant. Starting on the applicable Commencement Date, Provider hereby grants Customer a limited, revocable license to install and operate, maintain and access, as well as transmit and receive to and from, the Customer Equipment within the Colocation Space and for no other purpose.
2.2Installation and Management. Customer will be solely responsible for the immediate removal from the Premises of all packaging materials (especially flammable materials) associated with the Customer Equipment and will maintain the Colocation Space in a clean, safe and orderly fashion.
2.3Location and Configuration. The Colocation Space is
located in the area as identified on the Service Order. The standard 48U cabinet height is 88.63 inches and the standard cabinet width is 30 inches wide. All non-standard height cabinets may require a mutually agreed customization fee for installation, which will be addressed in a Service Order. All non-standard width cabinets may require an increase in MRC due to the increased space allocation which shall be described in the applicable Service Order. Unless otherwise agreed upon in the applicable Service Order, no cabinets above 90 inches will be allowed. Provider shall dictate the Customer Equipment configuration within the Colocation Space and Customer shall obtain Provider’s prior written consent before making any changes.
2.4Access. Subject to the terms of this Agreement and the security and access procedures set forth in the Rules or otherwise promulgated by Provider from time to time, Customer will have access to the Colocation Space 24-hours a day, 7-days a week. Customer is responsible for any and all actions of Customer’s representatives, agents and persons escorted by or on behalf of Customer (collectively, “Customer Representatives”). Provider may suspend access by any Customer Representative or other person to the Premises including the Colocation Space for security violations or in the event of an emergency.
2.5Removal of Customer Equipment; Deliveries. Customer will provide Provider with notice at least two (2) days before Customer desires to remove a significant piece of Customer Equipment from the Colocation Space so logistics may be arranged within the Premises. Customer will provide Provider’s designated dock master with notice at least two (2) days before Customer desires to receive a delivery to the Premises so that such delivery can be coordinated with any other deliveries expected to be received on the same day.
2.6Vacating the Colocation Space. In the event Customer continues its presence in the Colocation Space after the termination of the applicable Service Order or this Agreement, Customer agrees to be subject to all the terms and provisions of this Agreement during such occupancy period and to pay for such space an amount equal to: (i) an agreed upon MRC for such hold over period; or (ii) if no MRC is agreed upon, [***] of the MRC due for the period immediately preceding termination of the Service Order or this Agreement. Customer shall indemnify, defend and hold harmless Provider from and against any and all claims, actions, proceedings or demands (each a “Claim”) and related Costs (defined below) arising from or related to Customer’s failure to timely vacate the Colocation Space due to a scheduled termination. Upon termination of this Agreement or any Service Order, Customer agrees to promptly release any Internet Protocol (IP) numbers, addresses or address blocks assigned to Customer by Provider in connection with the Service, if any, and will assist Provider with any steps necessary to change or remove any such IP addresses. Any requirement for restoration shall be subject to an allowance for reasonable wear and tear.
2.7Relocation of Customer Equipment. Provider shall not arbitrarily require Customer to relocate the Customer Equipment. However, upon prior notice of at least thirty (30) days, or in the event of an emergency, Provider may require Customer to relocate the Customer Equipment within the Premises; provided that the relocation site shall afford comparable square footage, Carrier Service, electrical and environmental conditions for and accessibility to the Customer Equipment. The reasonable direct costs of the relocation shall be borne by Provider unless the relocation is required to accommodate Customer’s requests.
2.8Cross-Connections/Carrier Services/Pathway Usage. Customer shall give Provider prior written notice of any new cross-connections Customer desires to have installed. Such cross-connections are subject to Provider’s processes and procedures, provided that Customer may continue to maintain any existing cross-connections Customer has in place as of the Commencement Date. Customer will notify the applicable Carrier and Provider when Customer desires to terminate or modify any cross-connections.
    1    Customer Initials _BL_

Customer will be solely responsible for all payments due to the Carriers. Customer acknowledges and agrees that the Carrier Services will be provided by one or more third-party Carriers that are not under the control of Provider. Customer understands that Provider does not own or control any of the Carrier Services and agrees that Provider is not responsible or liable for performance or non-performance of the Carriers. In addition, Provider may charge Customer for Customer’s use of pathways (as an additional component of the MRC) within the Premises and Colocation Space that are established after the Effective Date.
3.Fees and Billing.
3.1Recurring MRC. Customer agrees to pay the minimum Monthly Recurring Charges indicated on the Service Order and all other obligations (e.g., taxes, smart hands) agreed to in this Agreement (collectively, the “MRC”) in advance, on or before the service renewal date.
3.2Non-Recurring Charges. Non-Recurring Charges indicated on a Service Order (“NRC”) are due and payable upon execution of the Service Order by Provider. Provider will not have any obligation to perform under any Service Order unless and until Provider receives the entire NRC that is due and payable.
3.3Billing/Payment Terms. Provider shall invoice Customer for MRC in advance, and applicable NRC and utilization-based Carrier Services in arrears. At no time may Customer use power to the Colocation Space in excess of [***] of the allocated circuit capacity to Customer. If Customer uses in excess of such amount, Customer shall pay Provider an amount equal to the actual electrical costs during such month to provide power to the Colocation Space in excess of such [***] allocation, as measured by Provider at the remote power panels using branch circuit monitoring with the line of demarcation at the cabinet. At Provider’s sole election, if Customer consistently uses more than its allocated power, Provider may increase the allocated power to the Customer Space on a permanent basis and increase Customer’s MRC accordingly. Customer shall pay such invoice within thirty (30) actual days of the invoice date (“Due Date”). Without limiting any other rights or remedies of Provider, if any amounts payable by Customer are not paid by the Due Date, Customer shall owe Provider a late fee of [***] of the amount due, and any unpaid amount that is not reasonably disputed by Customer and is not received by the Due Date after notice to Customer and a ten-day (10) day cure period after such notice will be subject to an interest charge equal to one and [***] per month on the total past due balance (the “Default Interest Rate”). Notwithstanding the foregoing, Customer may withhold payment of amounts disputed in good faith, except that Customer may only withhold disputed amounts of the MRC if Provider’s invoice for the MRC is more than a fixed baseline amount that may be specified in the applicable Service Order (“Disputed Amount”). Customer will notify Provider of the amount of any Disputed Amount and the reason for the dispute and will pay the undisputed amount of each invoice. If Provider rejects such Disputed Amount, Provider will so notify Customer stating the reasons for the rejection, and the parties shall then negotiate in good faith to resolve such dispute. If no resolution can be reached within thirty (30) days, Customer will pay the Disputed Amount after the final negotiation. If Provider determines that the Customer is entitled to adjustments then Provider will credit Customer’s invoice for such amount on the next appropriate billing cycle. This Section 3.3 governs Customer’s payment obligations and may not be modified or replaced with subsequent terms in Customer’s or a third party’s software, payment portal, statement of work, invoice or similar instrument. Provider will accommodate Customer’s request to use a third party payment system or payment facilitation software and Customer agrees to be responsible for any fees imposed by such third party payment system or payment facilitation software. Provider may require Customer upon signing this Agreement to pay the MRC for the first [***] in which such MRC is payable and any initial NRC for the Colocation Space.
3.4Bankruptcy/Insolvency. If Customer fails to make any payments hereunder, or if a petition is brought by or against Customer under any state or federal insolvency law, Provider may, in accordance with applicable law, modify the payment terms to secure Customer’s payment obligations before providing any services.
3.5Taxes. NRC and MRC are exclusive of applicable taxes (including, without limitation, sales, use, transfer, privilege, excise, consumption and other similar taxes), fees, duties, governmental assessments, impositions, levies and similar charges (including, without limitation, any and all of the foregoing relating to carbon and climate/environmental control), other than Provider’s income, estate, or gift taxes. Customer will be responsible for and will pay in full all such amounts (exclusive of income taxes payable by Provider), whether imposed on Provider or directly on Customer. All taxes will be levied on a pass-through basis without any mark-up. Provider agrees to cooperate with Customer to facilitate participation in any tax rebate or abatement program and agrees to pass through any incentives available to Provider’s Customers.
4.Additional Responsibilities.
4.1Customer Equipment. Customer has sole control and responsibility for installation, testing and operation of the Customer Equipment (including services not provided by Provider). In no event will the untimely installation or non-operation of Customer Equipment relieve Customer of its obligation to pay MRC.
4.2Customer’s End Users. Customer is solely responsible for providing its end users with customer service.
4.3Compliance with Law. Both Provider and Customer shall at all times fully comply with and faithfully carry out all laws, statutes, ordinances, regulations, promulgations and mandates of all duly constituted authorities applicable to the operations of their respective businesses, including, without limitation, those laws and regulations that govern export controls globally, and any failure to do so shall constitute a default under this Agreement if not cured within the cure period set forth in Section 5 in which event the affected portion of this Agreement may be immediately terminated by either party by written notice delivered prior to the effect of a cure. Both Provider and Customer shall at all times maintain in good standing and effect all necessary and proper business licenses and other licenses and permits relating to its business operations. Customer acknowledges that Provider exercises no control over the content of the information passing through the Customer’s telecommunications network and that it is Customer’s sole responsibility to ensure that the information Customer transmits and receives complies with all applicable laws and regulations. Customer shall cooperate with any investigation by any governmental authority or Provider (subject to confidentiality protections for each party and in no event will Provider access Customer’s network), and shall immediately rectify or substantially mitigate illegal use (immediate rectification or substantial mitigation may be effected where a safe-harbor is applicable and invoked); and any failure to do so will be a material breach of this Agreement.
5.Term and Termination.
1.1Term. This Agreement is effective as of the Effective Date and shall remain in effect until the later of expiration of the last Service Order issued hereunder as set forth in this Section 5 or terminated in accordance with this Agreement. The Service Commitment Period for a Service Order starts on the Commencement Date. Service Orders shall remain in effect for the Service Commitment Period, unless terminated earlier as set forth in this Section 5. After conclusion of the Service Commitment Period, each Service Order shall automatically renew on a year-to-year basis unless a new Service Commitment Period is established and the MRC shall increase each year to be [***] more than it was in the previous year. Extension Options will be reflected in the applicable Service Order (“Extension Option”).
    2    Customer Initials BL

1.2Conditions of Breach. A party is in breach of this Agreement if such party violates its obligations under this Agreement and such violation is not cured within thirty (30) days or longer period that may be mutually agreed upon and after written notice by the other party (excepting payment obligations that are breached if not paid on the Due Date specified in Section 3.3, but including the applicable cure notice and cure period).
1.3Certain Remedies for Breach. Subject to Customer’s right to cure (to the extent curable or mitigatable), if Customer is in breach of this Agreement beyond any applicable notice and cure period, Provider may, upon reasonable advance notice to the Customer, discontinue providing any or all of the services (including, without limitation, power), Colocation Space, Carrier Services and deny access to the Premises. Customer shall pay the actual and reasonable expenses Provider may incur in its collection efforts including any attorneys’ fees. Additionally, Provider reserves its rights in law and in equity, including the ability to collect the MRC for the balance of the Service Commitment Period in the manner set forth in Section 5.6. Notwithstanding anything to the contrary contained in this Agreement, Customer shall not be permitted to exercise any self-help or offset remedies, or to perform any of Provider’s obligations hereunder.
1.4Service Commitment Period. Subject to Section 5.2 and 5.3, Service Orders are non-cancellable during the Service Commitment Period. As a material inducement for Provider to enter into this Agreement and each Service Order, Customer acknowledges, agrees and covenants that upon Customer’s execution of each Service Order (i) Customer is responsible for full payment of the license for the entire Service Commitment Period regardless of the portion of the services actually consumed; and (ii) termination of the Service Order or this Agreement (other than for breach by Provider) or suspension of services as permitted in this Agreement shall not relieve Customer of its obligation to pay the full MRC for the duration of Service Commitment Period.
5.1Ecosystem Integrity. In the event of an emergency, to the extent necessary to protect the telecommunications/data communications network and network components owned, operated and controlled by Provider within the Premises (the “Provider Network”) or to remedy any Rules violations, Provider may temporarily restrict or suspend Customer’s rights under this Agreement, including access to the Colocation Space, related services and Carrier Services, without liability to Customer. Provider will use reasonable efforts to notify Customer prior to any such restriction or suspension and will notify Customer promptly when such restriction or suspension is no longer necessary. Suspension of Colocation Space and/or Carrier Services pursuant to this Section 5 shall not be a violation of this Agreement. For the purpose of this Section 5.5, the term “emergency” means a threat to person, property or serious threat to service(s).
5.2Effect of Termination. Upon termination of this Agreement: (i) Provider may immediately cease providing services; and (ii) unless otherwise explicitly defined herein or in the applicable Service Order, all MRC will become immediately due and payable. In the event Customer has not removed the Customer Equipment as of the termination date, Provider may remove the Customer Equipment from the Colocation Space and place the Customer Equipment in storage at Customer’s risk and expense and/or, after providing Customer with at least thirty (30) days’ notice, dispose of the Customer Equipment unless an extension is mutually agreed upon in writing between the parties.
6.Assignment/Colocation. Customer may not assign this Agreement, sublicense all of any portion of the Colocation Space, allow any party to collocate (which shall include the placement of any powered or passive equipment in the Colocation Space, including the racks or cabinets therein) in any portion of the Colocation Space or otherwise transfer all or any portion of its rights under this Agreement or in the Colocation Space (collectively, a “Customer Transfer”), without the prior written consent of Provider, which consent may be withheld in Provider’s sole and absolute discretion, and in any case, Customer may not engage in a Customer Transfer to a direct or indirect competitor of Provider. The sale of all or substantially all ownership rights in Customer shall also be deemed a Customer Transfer under this Agreement but in that situation Provider’s right to consent shall be at Provider’s reasonable discretion. Any attempted Customer Transfer in violation of this Section 6 will be null and void. This Agreement will bind and inure to the benefit of each party’s permitted successors and assigns. Provider may require any party to a Customer Transfer to execute documentation acceptable to Provider (in Provider’s sole and absolute discretion) in connection with any approved Customer Transfer, and in the case of an assignment, the related assumption agreement will provide for the transferee to assume all of Customer’s liabilities, duties and obligations under this Agreement. In any event, no Customer Transfer shall relieve or release Customer of its obligations, duties or liabilities, and Customer shall remain fully liable under this Agreement, jointly and severally with the transferee. Provider may, in its sole and absolute discretion, assign this Agreement to any third party without obtaining the consent of Customer or any other party. Customer shall attorn to Provider’s assignee upon any assignment of this Agreement and shall recognize such assignee as the licensor under this Agreement. No assignment or sale by Provider shall, in and of itself, result in a termination of this Agreement. In the event of any assignment by Provider, Provider shall automatically be released from all liability under this Agreement and Customer shall look solely to the assignee for the performance of Provider’s prior obligations under this Agreement and such assignee shall be deemed to have fully assumed and be liable for all obligations of this Agreement to be performed by Provider after the date of the assignment. There shall be no third-party beneficiaries to this Agreement.
7.Insurance.
7.1General Insurance. At all times Customer shall maintain, at its sole cost and expense, (i) commercial general liability insurance of not less than $2,000,000 per occurrence, (ii) workers’ compensation insurance at or greater than the minimum levels required by applicable law, (iii) “all risk” personal property insurance in an amount at least equal to the full replacement value of the Customer Equipment, and (iv) business loss and interruption insurance in an amount sufficient to compensate Customer and Customer’s end users for loss of the Colocation Space related services or the Carrier Services. Customer retains the risk of loss for, loss of (including loss of use), or damage to, the Customer Equipment and other personal property located in the Premises and for any service interruption. Provider’s insurance policies do not provide coverage for Customer’s personal property. Customer agrees that Customer shall not and shall cause the Customer Representatives to not pursue any Claims against Provider unless and until Customer or the Customer Representative, as applicable, first files a claim against Customer’s insurance policy and the applicable insurance provider(s) finally resolve such claims against Customer. Customer shall include Provider, Provider’s managing agent, and any mortgagee of the Premises as additional insureds on all insurance policies required under this Section 7.1, and such policies may not be cancelled without thirty (30) days’ prior notice to Provider. Customer shall provide policy endorsements to Provider upon request. Prior to (i) the Commencement Date and (ii) at least ten (10) days prior to the expiration date of any of the insurance policies, Customer will furnish copies of certificates to Provider which evidence that Customer has obtained the insurance required hereunder, and shall provide evidence to Provider of the deductibles in connection with all policies hereunder. Customer shall ensure that each applicable policy required hereunder contains a waiver of subrogation provision for the benefit of Provider. In the event that Customer shall fail to promptly furnish any insurance coverage hereunder required to be procured by Customer, Provider, at its sole option, shall have the right after ten (10) days’ prior written notice to Customer to obtain the same and pay the premium therefor for a period not exceeding one (1) year in each instance, and the premium so paid by Provider plus interest thereon at
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the Default Interest Rate shall be immediately due and payable by Customer to Provider as additional NRC.
7.2Casualty. In the event the Colocation Space is damaged by fire or other perils covered by Provider’s insurance, and Provider chooses to repair, reconstruct or restore the Colocation Space, Customer’s MRC shall be abated proportionately with the degree to which Customer’s use of the Colocation Space is impaired during the period of such repair, reconstruction or restoration. Under the circumstances described in the foregoing, should Provider decide not to repair, reconstruct or restore the Colocation Space, Customer shall be entitled to terminate and in the event Customer has prepaid fees, Customer shall receive a pro-rata refund of any pre-paid fees as of the effective date of such termination.
8.Limitations of Liability.
8.1Personal Injury. Each Customer Representative and any other person visiting the Premises does so at his or her own risk, and, unless caused by Provider’s gross negligence or intentional act, Provider shall not be liable for any harm to such persons.
8.2Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER, OR ANY CUSTOMER REPRESENTATIVE, ANY THIRD PARTY OR OTHERWISE, FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUE, LOST PROFITS, LOSS OF TECHNOLOGY, LOSS OF DATA, NON-DELIVERIES, OR IN ANY WAY RELATED TO THE COLOCATION SPACE, SERVICES OR ANY ASPECT OF CUSTOMER’S BUSINESS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE. IN NO EVENT WILL EITHER PARTY’S AGGREGATE LIABILITY ARISING FROM OR RELATED TO THIS AGREEMENT UNDER ANY THEORY OF LIABILITY EXCEED THE AMOUNT INVOICED AND, IN PROVIDER’S CASE, PAID BY CUSTOMER FOR THE COLOCATION SPACE WHICH IS THE SUBJECT OF THE DISPUTE IN THE SIX (6) MONTHS IMMEDIATELY PRECEDING THE DATE ON WHICH THE SUBJECT CLAIM AROSE. THESE LIMITATIONS SHALL APPLY DESPITE THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY. THE PROVISIONS OF THIS SECTION SHALL NOT APPLY TO INDEMNITY OBLIGATIONS, AN INTENTIONAL OR GROSSLY NEGLIGENT ACT BY A PARTY, ANY BREACH OF SECTION 11.3 “CONFIDENTIALITY”, OR BE INTERPRETED TO REDUCE COMPENSATION FOR THE PROVISION OF THE SERVICES WHICH IS OTHERWISE DUE TO PROVIDER.
8.3The parties shall attempt to resolve any disputes, claims or controversies under or related to this Agreement through good faith negotiations and shall escalate any such disputes to their respective senior level leadership.
8.4To the extent not prohibited by law, Provider and Customer hereby waive any right to a trial by jury in any action seeking specific performance of any provision of this Agreement, for damages for any default under this Agreement, or otherwise for enforcement of any right or remedy hereunder.
9.Indemnification.
9.1Customer agrees and covenants to defend, indemnify and hold harmless Provider, its directors, officers, managers, members, employees, agents, affiliates and customers (collectively with Provider, the “Provider Covered Entities”) for, from and against any and all costs, expenses, damages, losses and/or liabilities (including attorney fees) (collectively, “Costs”) arising from or related to Claims made against Provider by a third party alleging: (i) infringement or misappropriation of any intellectual property rights related to Customer’s occupancy in the Colocation Space; (ii) damage caused by or related to Customer’s operations, including any violation of the Rules or any Carrier’s acceptable use policy (including anti-spam policies); (iii) any damage or destruction to the Colocation Space, the Premises, Provider equipment or to another Provider customer which damage is caused by or results from acts or omissions by Customer or any Customer Representative; (iv) any property damage or personal injury to any Customer Representative arising out of such individual’s activities at the Premises; (v) any damage arising from or related to the Customer Equipment or Customer’s business; or (vi) any warranties provided by or through Customer to any third parties regarding the Colocation Space or the Carrier Services (collectively, the “Provider Covered Claims”). In the event of a Covered Claim, Provider Covered Entity may select its own counsel to participate in the defense of such Claim. Customer will not settle a Covered Claim in a manner that imposes liability or obligation upon a Covered Entity.
9.2Provider agrees and covenants to defend, indemnify and hold harmless Customer, its directors, officers, managers, members, employees, agents, affiliates and customers (collectively with Customer, the “Customer Covered Entities”) for, from and against any and all Costs arising from or related to Claims made against Customer by a third party due to Provider’s gross negligence or willful misconduct alleging: (i) infringement or misappropriation of any intellectual property rights related to the Colocation Space; or (ii) personal injury or wrongful death (collectively, the “Customer Covered Claims”). In the event of a Customer Covered Claim, Customer may select its own counsel to participate in the defense of such Claim. Provider will not settle a Covered Claim in a manner that imposes liability or obligation upon a Customer Covered Entity.
10.Hazardous Materials. “Hazardous Materials” means any substance referred to, or defined in any law, as a hazardous material or hazardous substance (or other similar term). Except as may be incorporated into the Customer Equipment in an ordinary or accepted trade usage, each Party will not cause or permit any Hazardous Materials to be brought upon, kept, stored, discharged, released or used in, under or about any portion of the Premises. Customer will cause all Hazardous Materials brought to the Premises by or on behalf of Customer to be removed from the Premises in compliance with all applicable laws. If Customer or its agents perform any act or omission that contaminates or expands the scope of contamination of the Premises, then Customer will promptly, at Customer’s expense, take all investigatory and remedial actions necessary to fully remove and dispose of such Hazardous Materials and any contamination so caused in compliance with all applicable laws. Customer will also repair all damage to the Premises caused by such contamination and remediation.
11.Miscellaneous Provisions.
11.1Force Majeure. Except for the payment of money, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including acts of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute (excluding a party’s own staff and personnel), loss of the Premises (in whole or part) for any reason, governmental act or failure of the Carrier or the Internet. If a force majeure event prevents the provision of all Services for a period of thirty (30) consecutive days, Customer may terminate the affected Services at no penalty by providing thirty (30) days written notice and in the event of prepaid fees, shall be entitled to a pro-rata refund of any pre-paid Services.
11.2No Lease. Customer acknowledges and agrees that Customer has not been granted any real property interest in the Colocation Space or the Premises, and Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws or regulations. Customer shall not record any notice of this Agreement. Customer shall not permit any liens to be placed on the Premises or portion thereof and shall have any such liens immediately removed. Nothing in this Agreement shall be construed as to establish any relationship of landlord and tenant among the parties hereto.
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11.3Confidentiality. The parties acknowledge and agree: (i) that this Agreement is the confidential information of each party; (ii) the technical aspects of Customer’s deployment in the Colocation Space is the confidential information of Customer; and (iii) the Service Orders, pricing, service offerings, the design of the Premises, related services and the manner by which Provider provides the Colocation Space and access to Carrier Services are the confidential information of Provider (collectively, “Confidential Information”). Confidential Information may be used by the recipient only in connection with its performance under this Agreement. Each party will use reasonable efforts to protect the other party’s Confidential Information and will use at least the same efforts to protect such Confidential Information as the party would use to protect its own Confidential Information. Confidential Information may not be disclosed except to those employees or contractors of the recipient with a need to know and who agree to hold the information in confidence and who are subject to confidentiality obligations at least as restrictive as those contained herein. If a party is legally compelled to disclose the Confidential Information of the other party, such party shall provide the non-disclosing party with notice of such requirement prior to disclosure so that the non-disclosing party may seek an appropriate remedy, except to the extent the disclosing party is prohibited by applicable law or court order from notifying the non-disclosing party of the disclosure of Confidential Information. Confidential Information excludes information that: (i) is or becomes generally available to the public through no wrongful act of the recipient; (ii) is received from a third party with the right to supply it; or (iii) is independently developed by the recipient. Upon written request, the recipient will return the Confidential Information to the discloser and shall not retain any copies of such Confidential Information. The parties acknowledge and agree that Provider does not require access to any Confidential Information (including end customer information) which may be located on the Customer Equipment. Provider covenants not to attempt to access any information on the Customer Equipment without the prior written consent of Customer and Customer covenants not to provide Provider with access to such information without the prior written consent of Provider.
11.4Time. Time is of the essence with respect to this Agreement and the performance of each and every provision hereof.
11.5Notices. Any notice or communication given hereunder may be delivered personally, by electronic mail to a designated contact (other than notices of breach or termination), deposited with an overnight courier or mailed by registered mail, return receipt requested, postage prepaid, to the address of the receiving party indicated on the Service Order, or at such other address as either party may provide to the other. Notices will be deemed delivered upon receipt.
All notices to Provider shall be addressed to the following:
Rocket Mortgage, LLC
[***]

With copies addressed to the following:
Rock Central LLC
[***]
and
Rock Central LLC
[***]

All notices to the Customer shall be addressed to the following:

Everstream GLC Holding Company LLC
[***]

All invoices to the Customer shall be addressed to the following:

Everstream GLC Holding Company LLC
[***]

11.6Parking. In connection with this Agreement, during the Service Commitment Period Customer shall be entitled to the use of marked visitor parking spaces in the parking facilities associated with the Premises on a first come, first served, as available basis.
11.7No Waiver. No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent is in writing and signed by the parties. A consent to waiver of or excuse for a breach or default by either party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.
11.8Relationship of Parties. Provider and Customer are independent of one another and this Agreement does not establish any relationship of partnership, joint venture, employment, franchise or agency between Provider and Customer. Neither Provider nor Customer will have the power to bind the other or incur obligations on the other’s behalf without the other’s prior written consent.
11.9Choice of Law; Litigation. This Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the State of Michigan, excluding its conflict of law rules. Provider and Customer consent to the exclusive jurisdiction of the courts (state and federal) located within the City of Detroit and County of Wayne in the State of Michigan in connection with any dispute arising under this Agreement. In any action, legal proceeding or suit relating to this Agreement, the losing party shall pay the prevailing party its reasonable attorneys’ fees and costs in such action, legal proceeding or suit, as applicable, including costs of collection. Any obligations of the parties occurring prior to the expiration or termination of this Agreement shall survive such expiration or termination.
11.10Entire Agreement. This Agreement represents the complete agreement of the parties with respect to the subject matter herein, and supersedes any other agreement or understanding, written or oral. Provider and Customer expressly covenant and agree that the terms of this Agreement shall govern in the case of any conflicting terms related to intellectual property rights including, without limitation, each party’s respective indemnity obligations relating to such. This Agreement may be modified only through a written instrument signed by both parties that explicitly incorporates this Agreement by reference and identifies the section(s) it modifies. There are no third-party beneficiaries to this Agreement. Except as expressly stated herein, all rights and remedies herein are cumulative and without prejudice to each other or any other remedies available in law or equity.
11.11Waiver of Liability. Customer acknowledges it is bringing its Customer Equipment onto the Premises and may request assistance with moving, installing or removing the same during the Term. In connection with the same, Customer hereby covenants and agrees that the assistance of Provider, its employees or agents is at Customer’s own risk and that Customer assumes the risk that in the moving, installing or removing of Customer Equipment there is a possibility of accidental physical injury or property damage. Customer hereby releases and forever discharges Provider, its employees and agents from any and all liability, harm and damage, and waives any and all claims whatsoever, for any injury, accident or property damage in connection with Customer’s use, installation or transporting of Customer Equipment in and from the Premises. In addition, Customer agrees to defend, indemnify and hold harmless Provider, its employees and agents from any and all costs, claims, liability, harm, damage or expenses (including legal fees) resulting from Customer’s use, installation or transporting of Customer Equipment in and from the Premises.
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11.12Severability. In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, that provision will be reformed and enforced to the maximum extent permissible under applicable law, and the other provisions of this Agreement will remain in full force and effect.
11.13Warranties. Both parties represent and warrant that they have full corporate power and authority to execute and deliver this Agreement and to perform their obligations under this Agreement and the person whose signature appears on the Service Order is authorized to enter into this Agreement on behalf of the respective party. EXCEPT AS SET FORTH IN THIS SECTION, THE COLOCATION SPACE ITSELF IS PROVIDED “AS-IS”, AND PROVIDER SPECIFICALLY DISCLAIMS ANY AND ALL EXPRESS, IMPLIED OR STATUTORY WARRANTIES WITH RESPECT TO THE COLOCATION SPACE, SERVICES AND THE PREMISES, INCLUDING THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, OF MERCHANTABILITY AND AGAINST INFRINGEMENT. USE OF ANY INFORMATION OBTAINED OVER THE PROVIDER NETWORK OR THE INTERNET IS AT CUSTOMER’S OWN RISK.
11.14Headings/Interpretation. Headings in this Agreement are for reference purposes only and in no way define, limit, or describe the scope or extent of a Section or in any way affect this Agreement. The word “including” shall be read as “including without limitation.” No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having or being deemed to have drafted such provision.
11.15Survival. The provisions of Sections 7, 3.3, 5.6, 6, 8, 9, 10 and 11 survive the expiration or termination of this Agreement for any reason, along with all indemnity obligations hereunder.
11.16Subordination. This Agreement (and Customer’s rights, licenses, use and occupancy hereunder) shall be subject and subordinate to any mortgage and/or deed of trust of Provider, whether existing or future, and to any renewals, modifications, consolidations, extensions and replacements thereof (including, without limitation, all advances thereon, whether existing or future). In the event any proceedings are brought for the foreclosure of any mortgage or deed of trust of Provider or any deed in lieu thereof and Provider loses possession of the Colocation Space and/or the Premises (or applicable portion thereof) as a result thereof, then Customer shall attorn to the purchaser or any successors of Provider upon any such foreclosure sale or deed in lieu thereof if so requested to do so by such party and shall recognize such party as Provider under this Agreement. Provider’s interest herein may be assigned as security at any time to any lienholder or lender. Customer shall agree to such modifications to this Agreement reasonably required by Provider’s lenders or lessors, provided such modifications may not increase Customer’s liabilities or obligations, or materially decrease Customer’s rights and remedies, under this Agreement. Customer shall, within ten (10) business days after written request, execute and acknowledge such agreements as reasonably required by Provider or Provider’s lenders in connection with this Section 6.
11.17Estoppel Certificate. Customer shall, within ten (10) business days’ after request from Provider, deliver to Provider a signed statement on Provider’s form certifying the following information (but not limited to the following information if further information is reasonably requested by Provider): (i) that this Agreement is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Agreement, as modified, is in full force and effect); (ii) the dates through which the MRC, NRC and other charges are paid; and (iii) there are not any uncured breaches or defaults on the part of Provider under this Agreement, and that there are no events or conditions then in existence which, with the passage of time or notice or both, would constitute a breach or default on the part of Provider, or specifying such breaches or defaults, events or conditions, if any are claimed. Any such statement may be relied upon by Provider and any of Provider’s designees, including, without limitation, any prospective purchaser, assignee, lessor or lender.
11.18Confirmation. Periodically, an entity with whom Provider has a financial relationship (such as a lender) may request confirmation from Customer that this Agreement is in existence, that it is then in force, that Provider is not in breach of this Agreement and similar information (a “Confirmation”). Within ten (10) days after request from Provider, Customer will execute and deliver to Provider a Confirmation in the form reasonably requested by the third party or a description of why the requested statements in the Confirmation are not accurate.
11.19Counterparts. This Agreement may be executed in counterparts with the same force and effect as if each party had executed the same instrument, provided that no party shall be bound until both parties have executed and delivered a counterpart of this Agreement to the other. This Agreement may be signed by facsimile, electronic mail of a .pdf document, or electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. The parties further consent and agree that (i) to the extent a party signs this Agreement using electronic signature technology, by clicking “SIGN” (or similar election), such party is signing this Agreement electronically, and (ii) the electronic signature(s) appearing on this Agreement shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures. Each of Provider and Customer intends to be bound by electronically generated signatures and/or by signature(s) on the facsimile or electronically imaged document, is aware that the other party will rely on such signature(s), and hereby waives any defenses to the enforcement of the terms of this Agreement based on the form of signature(s). Signatures to this Agreement may be transmitted by the parties to each other by e-mail, and any such signatures shall be valid and binding.
11.20OFAC. Customer further represents and warrants that it is not now and has never been listed or named as, nor has it ever acted directly or indirectly for or on behalf or any person, group or entity or nation named in any Executive Order or by the United States Treasury Department or any other state or federal agency as a terrorist, or a “Special Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control (“OFAC”) or any other governmental agency.
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IN WITNESS WHEREOF, Provider and Customer have executed this Colocation Facilities Agreement through their authorized representative to be effective as of November 1, 2021.

Provider: Rocket Mortgage, LLC, a Michigan limited liability company Signature: /s/ Amy Bishop Name: Amy Bishop Title: Executive Vice President and General Counsel Date: November 1, 2021	Customer: Everstream GLC Holding Company LLC, a Delaware limited liability company Signature: /s/ Brett Lindsey _ Name: Brett Lindsey Title: Chief Executive Officer Date: November 1, 2021